                                                                  EXECUTION COPY

         EQUITY LINE OF CREDIT AGREEMENT dated as of the 14th day of June 2000, (the "Agreement") between the investors listed on Exhibit A attached hereto, (collectively referred to as the "Investor") and JAGNOTES.COM INC., a corporation organized and existing under the laws of the State of Nevada (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to Ten Million ($10,000,000) Dollars of the Company's common stock, par value $0.00001 per share (the "Common Stock"), for a total purchase price of Ten Million ($10,000,000) Dollars; and

         WHEREAS, such investments will be made in reliance upon the provisions of Regulation S ("Regulation S") of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               Certain Definitions

         Section 1.1 "Advance" shall mean each occasion the Investor advances funds to the Company.

         Section 1.2 "Advance Notice Date" shall mean each occasion the Company elects to exercise its right to tender an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

         Section 1.3 "Advance Date" shall mean the date of an Advance by the Investor to the Company.

         Section 1.4 "Advance Notice" shall mean a written notice to the Investor setting forth the Advance Amount that the Company requests from the Investor.

         Section 1.5 "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc, for the five trading days immediately preceding such date.

         Section 1.6 "Closing" shall mean one of the closings of a purchase and sale of the Company's Common Stock pursuant to Section 2.1.

         Section 1.7 "Closing Date" shall mean ten (10) Trading Days after each Advance Notice Date.

         Section 1.8 "Commitment Amount" shall mean the $10,000,000 up to which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

         Section 1.9 "Commitment Period" shall mean the period commencing on the earlier to occur of (I) the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made an Advance pursuant to this Agreement in the amount of at least $10,000,000 unless such date is extended by the Investor, (y) the date this Agreement is terminated pursuant to Section 2.6, or (z) the date occurring thirty (30) months from the Subscription Date.

         Section 1.10 "Common Stock" shall mean the Company's common stock, par value $0.00001 per share.

         Section 1.11 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

         Section 1.12 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.13 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

         Section 1.14 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under.

         Section 1.15 "Lock Up Period" shall mean the earliest of twelve (12) months from the date of the initial Closing, the full utilization of the equity line described herein, or the Company's election to terminate this Agreement.

         Section 1.16 "Market Price" shall mean the average of the five (5) lowest Closing Bid Prices of the Common Stock over the ten (10) trading day period beginning on the Advance Notice Date.

         Section 1.17 "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

         Section 1.18 "Maximum Advance Amount" on any Advance Date shall be equal to the difference between (i) the amount indicated opposite the range of the 10 Day Average Daily Trading Volume on such Advance Date, as set forth in the table below and (ii) the sum of the Advances made pursuant to this Agreement, in the 10 calendar days immediately preceding the Advance Notice:

                                                                    Stock Price
-----------------------------------------------------------------------------------------------------------------
                               $       1.00     $       1.50      $       2.00     $       2.50      $       3.00
-----------------------------------------------------------------------------------------------------------------
                    20,000     $     30,000     $     45,000      $     60,000     $     75,000      $     90,000

Avg                 50,000     $     75,000     $    112,500      $    150,000     $    187,500      $    225,000

Daily              100,000     $    150,000     $    225,000      $    300,000     $    375,000      $    450,000

Volume             150,000     $    225,000     $    337,500      $    450,000     $    562,500      $    675,000

Traded             200,000     $    300,000     $    450,000      $    600,000     $    750,000      $    900,000


(1) The 10-Day Average Trading Volume shall be equal to the average of the Bid Price multiplied by the volume for each of the 10 calendar days preceding the Advance Date.

(2) Assuming that no Advances have been made pursuant to this Agreement during the preceding 15 calendar days.

         Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.20 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.21 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.22 "Purchase Price" shall mean 85% of the Market Price.

         Section 1.23 "Registrable Securities" shall mean the shares of Common Stock (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met or (iii) which have not been otherwise transferred to holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

         Section 1.24 "Registration Rights Agreement" shall mean the Registration Rights Agreement dated June 12, 2000, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor.

         Section 1.25 "Registration Statement" shall mean a registration statement on Form SB-2 or Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered there under in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section 1.26 "Regulation S" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.27 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.28 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.29 "SEC Documents" shall mean Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the Subscription Date, filed by the Company for a period of at twelve (12) months immediately preceding the Subscription Date or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.30 "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

         Section 1.31 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

         Section 1.32 "U.S. Person" shall have the meaning as set forth in Rule 902 (k) of the Securities Act.

                                   ARTICLE II
                                    Advances

         Section 2.1 Investments.

                  (a) Advances. Upon the terms and conditions set forth herein (including without limitation, the provisions of Article VII hereof), on any Advance Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. The number of Shares of Common Stock that the Investor shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price on the Advance Date. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed $10,000,000.

         Section 2.2 Mechanics.

                  (a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 2.7; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be (i) less than $30,000, or (ii) more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, unless otherwise agreed by the Investor in the Investor"s sole and absolute discretion. There will be a minimum of fifteen (15) days between Advance Notices.

                  (b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.

         Section 2.3 Closings. On each Advance Date, which shall be ten (10) Trading Days after an Advance Notice Date, (i) the Company shall deliver to the Investor shares of the Company's Common Stock, representing the amount of the Advance by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor and (ii) the Investor shall deliver to the Company the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the Company's Common Stock to the Investor shall occur in accordance with the conditions set forth above; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel and the Placement Agents in accordance with Section 13.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) from the Amount of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.

         Section 2.4 Advance Warrants.On each Advance Date, the Company shall issue a warrant to the Investor (each an "Advance Warrant" and collectively the "Advance Warrants"), substantially in the form of Exhibit B, with appropriate insertions, to purchase the number of shares of Common Stock (the "Warrant Shares") equal to 20% of the number of Advance Shares that are subject to the Advance (rounded to the nearest whole number) at an exercise price equal to 110% of the average Bid Price for the five (5) Trading Days preceding the Advance Date. Each Advance Warrant shall be exercisable at any time in whole or from time to time in part over the five-year period beginning on the Subscription Date. The Warrant Shares covered by the Advance Warrants shall be registered for resale pursuant to the Registration Rights Agreement.

          Section 2.5 Suspension of Registration Statement. If Subsequent to any Closing, the Registration Statement is suspended for any period exceeding ten
(10) days, the Company shall pay a penalty of three percent (3%) of the cost price of all Common Stock held by the Investor, purchased under the Equity Line of Credit for each ten (10) day period of portion thereof; provided, that the Company shall not be required to pay a penalty to any Investor in connection with any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post-effective amendment is declared effective by the SEC.

         Section 2.6 Termination of Investment. The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty
(30) Trading Days during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Section 6.3, 6.4 or 6.7; provided, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

         Section 2.7 Agreement to Advance Funds.

                  (a) The Investor agrees to advance the amount specified in the Advance Notice to the Company after the completion of each of the following conditions and the other conditions set forth in this Agreement:

                  (i) the execution and delivery by the Company, and the Investor, of this Agreement, and all Exhibits and Attachments hereto;

                  (ii) the Investor shall have received the shares applicable to the Advance;

                  (iii) the Investor shall have received the Advance Warrant applicable to the Advance;

                  (iv) the Company"s Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;

                  (v) the Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

                  (vi) the Company shall have filed with the Commission in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations; and

                  (vii) the fees as set forth in Section 13.4 below shall have been paid or can be withheld as provided in Section 2.3.

         Section 2.8 Lock Up Period. During the Lock Up Period, the Company shall not, without the prior consent of the Investor, issue or sell (i) any Common Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance..

         Section 2.9 Failure to Draw Minimum. If the Company fails to draw a minimum of $5,000,000 (the "Undrawn Minimum Amount") from the Equity Line of Credit, whether due to failure to draw or a breach of this Agreement by the Company or the Company having elected to terminate this Agreement, the Company shall (i) issue to the Investor, upon termination, warrant coverage for the remaining full Undrawn Minimum Amount (based on the lowest Closing Bid Price during three months prior to termination), with an exercise price equal to 100% of the lowest Closing Bid Price during the three months prior to termination, and (ii) pay to the Investor an amount equal to the product of the remaining Undrawn Minimum Amount times (Market Price - Purchase Price).

                                   ARTICLE III
                   Representations and Warranties of Investor

         Investor represents and warrants to, and agrees with, the Company that:

         Section 3.1 Organization and Authorization. Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has all right, power and authority to execute and deliver this Agreement and all other instruments ( including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

         Section 3.2 Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk. The Investor acknowledges that it has been furnished with, and has carefully read the applicable form of Advance Warrant and the Registration Rights Agreement.

         Section 3.3. No Legal Advice From the Company. The Investor(s) acknowledge that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction

         Section 3.4 Investment Purpose. The Investor is acquiring the securities to be issued to it pursuant to this Agreement for its own account, for investment purposes, and not with a view towards their distribution; provided, however, the Investor is not agreeing to hold any of those securities for any definite period of time. The Investor agrees not to transfer any of those securities in the United States or to a U.S. Person ( as defined by Regulation S, except that pursuant to an effective registration statement under the Securities Act, or an exemption from such registration, and in compliance with any applicable U.S. state securities of blue sky laws.

         Section 3.5 Accredited Investor. Each Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act. Each Investor qualifies to make the investment described herein under the provision of Regulation S.

         Section 3.6 Information. Such Investor and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investors right to rely on the Company's representations and warranties contained in Section 4 below. Such Investor understands that its investment involves a high degree of risk. Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

         Section 3.7 Receipt of Documents. Such Investor and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Certificate of Designations, and the Escrow Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Registration Statement on Form SB-2 (as most recently amended on April 18, 2000); (iv) the Company's Forms 10-QSB for the period ended March 31, 2000; and (v) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

         Section 3.8 Registration Rights. The parties have entered into the Registration Rights Agreement dated June 12, 2000.

         Section 3.9 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Advance Warrants or the Warrant Shares.

         Section 3.10 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company ("Affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company). The Investor agrees that it will not, and that it will cause its Affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock in violation of applicable U.S. securities laws and regulations.

         Section 3.11 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and is a valid and binding agreement of such Investor enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         Section 3.12 Due Formation of Corporate and Other Investors. If the Investor is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of this transaction and is not prohibited from doing so.

         Section 3.13 Further Representations by Foreign Investors. If Investor is not a U.S. Person (as defined), such Investor hereby represents that such Investor is satisfied as to full observance of the laws of such Investor jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of such Investor's jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. Such Investor's subscription and payment for, and such Investor's continued beneficial ownership of, the securities will not violate any applicable securities or other laws of such Investor's jurisdiction. The Investor is acquiring the securities in compliance with the applicable U.S. securities laws and regulations.

                                   ARTICLE IV
                  Representations and Warranties of the Company

         Except as stated below or on the disclosure schedules attached hereto, the Company hereby represents and warrants to, and covenants with, the Investors that the following are true and correct as of the Subscription Date and as of the Advance Date:

         Section 4.1 Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Advance Warrants (as defined herein), or Warrant Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Advance Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         Section 4.3 Capitalization. As of the Subscription Date, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.00001 per share, of which as of June 14, 2000, 14,782,005 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 4.3, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. except as disclosed on
Schedule 4.3, as of the Subscription Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (other than a $2.5 million 8% convertible debenture, due June 12, 2003) and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Advance Warrants, or the Warrant Shares as described in this Agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

         Section 4.4 No Conflict The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Disclosure Schedule, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

         Section 4.5 SEC Documents: Financial Statements. Since January 5, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investors or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 4.7 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, other than anti-dilution provisions of certain agreements and instruments with respect to warrants and other Common Stock equivalents, or any statute or the memorandum or Articles of the Company or any decree, judgment, order rules of regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a material adverse effect on the Company"s business and financial condition.

         Section 4.8 Absence of Events of Default. Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, financial condition or results of operations.

         Section 4.9 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

         Section 4.10 Employee Relations Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

         Section 4.11 Environmental Laws. The Company and its subsidiaries are
(i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval

         Section 4.12 Title. The Company does not own any real property. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         Section 4.13 Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

         Section 4.14 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         Section 4.15 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 4.16 No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

         Section 4.17 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

         Section 4.18 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.19 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         Section 4.20 Other Outstanding Securities/Financing Restrictions. As of the Subscription Date only, other than warrants and options to acquire shares of Common Stock as disclosed in the SEC Documents, there are no other warrants and options registered with the SEC, which are available for sale as unrestricted ("free trading") stock except as covered by the Company's currently effective Registration Statement on Form S-8.

         Section 4.21 Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         Section 4.22 Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 4.23 Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

         Section 4.24 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for working capital purposes and/or general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

         Section 4.25 Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will use commercially reasonable efforts to maintain the listing of its Common Stock on NASDAQ Bulletin Board and/or the NASDAQ Small Cap Stock Market and/or the American Stock Exchange.

         Section 4.26 Opinion of Counsel. Investor shall receive an opinion letter from counsel to the Company (updated where applicable) prior to each Closing substantially to the effect that:

                  (a) the Company is incorporated and validly existing in the jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where, to such counsel's knowledge, the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business;

                  (b) to such counsel's knowledge, except for matters disclosed in the SEC Documents, there is no action, proceeding or investigation pending, or threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company;

                  (c) to such counsel's knowledge, except for matters disclosed in the SEC Documents, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality;

                  (d) the shares of Common Stock, based on the Bid Price on the day of such closing, have been duly authorized and upon issuance will be validly issued under the laws of the Company's state of incorporation;

                  (e) this Agreement, the issuance of the shares of Common Stock of the Company and the issuance of the Advance Warrants and the Warrant Shares on exercise thereof, have been duly approved by all required corporate action and that all such shares of Common Stock, upon execution and delivery thereof shall be validly issued and outstanding, fully paid and nonassessable;

                  (f) the issuance of the shares of the Company's Common Stock, do not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed;

                  (g) the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.00001 par value per share; and

                  (h) the Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

         Section 4.27 Opinion of Counsel. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to exercise or sell the securities issuable hereunder, including, but not limited to, obtaining for Investors, at the Company's expense an opinion of counsel, subject only to receipt of a notice of exercise, duly executed by the Investor which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the self-liquidating legend.

         Section 4.28 Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

                                    ARTICLE V
           Representations and Warranties of the Company and Investor

         The Investor and the Company represent to the other the following with respect to itself:

         Section 5.1 Equity Line of Credit Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and the Investor and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         Section 5.2 Non-contravention. Subject to the exceptions referred to elsewhere in this Agreement (including the disclosure schedule attached hereto) the execution and delivery of this Agreement along with all exhibits and attachments hereto, and the consummation of the issuance of the securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company or the Investor of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or the Investor, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or the Investor is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court,

Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or Investor or any of its properties or assets.

         Section 5.3 Approvals. Neither the Company nor Investor is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the securities.

         Section 5.4 Indemnification. (a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor(s), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

         (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of it's officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor(s) in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

                                   ARTICLE VI
                            Covenants of the Company

         Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 Reservation of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Warrant Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrant Shares the Company shall call and hold a special meeting within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of common stock authorized. Management shall also vote all of its shares in favor of increasing the number of common shares authorized.

         Section 6.3 Listing of Common Stock The Company shall promptly secure the listing or quotation of the Warrant Shares upon each national securities exchange, automated quotation system or over-the-counter bulletin board or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use it best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market

         Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will use its best efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and to, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules there under to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

         Section 6.5 Transfer Agent Instructions. Upon Each Closing and the effectiveness of the Registration Statement the Company will deliver instructions to its transfer agent to issue shares free of legends upon resale.

         Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 Notice of Certain Events Affecting Registration: Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) subject to the Registration Rights Agreement the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company"s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

         Section 6.8 Expectations Regarding Advance Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company"s good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company"s notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.9 Consolidation: Merger. The Company shall not, at any time after the Subscription Date, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 6.10 Issuance of the Company's Common Stock. The sale of the shares of Commons Stock shall be made in accordance with the provision and requirements of Regulation S and any applicable state securities law.

                                   ARTICLE VII
                Conditions for Advance and Conditions to Closing

         Section 7.1 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Investor"s Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Shares of Common Stock. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for shares of the Company's Common Stock incident to a Closing is subject to the satisfaction or waiver by the Investor, on (i) the date of delivery of such Advance Notice and
(ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                  (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC"s concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Date.

                  (b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

                  (c) Accuracy of the Company"s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                  (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (f) Adverse Changes. Since the date of filing of the Company"s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

                  (h) Maximum Advance Amount. The amount of the advance requested by the Company does not exceed the Maximum Advance Amount.

                  (i) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (j) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company"s satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                  ARTICLE VIII
         Due Diligence Review; Non-Disclosure of Non-Public Information

         Section 8.1 Due Diligence Review. Prior to the filing of the Registration Statement the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company"s officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2 Non-Disclosure of Non-Public Information.

                  (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor"s advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                           Choice of Law/Jurisdiction

         Section 10.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

                                   ARTICLE XI
                             Assignment; Termination

         Section 11.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall insure to the benefit of, and be enforceable by, any permitted transferee of the Investor with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

         Section 11.2 Termination. The obligations of the Investor to make Advances under Article II hereof shall terminate 30 months after the Subscription Date.

                                   ARTICLE XII
                                     Notices

         Section 12.1 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                                        If to the Company, to:

                                        JAGNOTES.COM  INC.
                                        1415 Wyckoff Road  - 2nd  Floor
                                        Farmingdale, NJ  07727

                                        Attention:   Gary Valinoti,
                                        President and Chief Executive Officer
                                        Telephone:   (732) 919-0078
                                        Facsimile:   (732) 919-7419

                      With a copy to:   Morgan, Lewis & Bockius LLP
                                        101 Park Avenue
                                        New York, NY 10178
                                        Attention:   W. Preston Tollinger, Esq.
                                                     Kenneth Regensburg, Esq.
                                        Telephone:   (212) 309-6000
                                        Facsimile:   (212) 309-6273

                                        If to the Transfer Agent, to:

                                        American Stock Transfer and Trust, Inc.
                                        12339 West Alameda Parkway
                                        Lakewood, CO  80228
                                        Telephone:   (303) 986-5400
                                        Facsimile:   (303) 986-2448

                  If to the Investor(s), to its address and facsimile number on
         Schedule I, with copies to the Investor's counsel as set forth on Schedule A. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                                  ARTICLE XIII
                                  Miscellaneous

         Section 13.1 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

         Section 13.2 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         Section 13.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 13.4 Fees and Expenses.

         As set forth in the Placement Agency Agreements entered into by the Company in connection herewith, the Company has agreed to pay the following fees:

         (a) Legal Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company will pay up to the sum of Thirty Five Thousand ($35,000) Dollars, to Butler Gonzalez, L.L.P. for legal, administrative, and escrow fees, and issue to Butler Gonzalez, LLP warrants to purchase 25,000 shares of the Company's Common Stock as outlined in the Placement Agent Agreements. Subsequently on each Advance Date, the Company will pay Butler Gonzalez, LLP, the sum of One Thousand Five Hundred ($1,500) Dollars for escrow fees.

         (b) Placement Agent Fees. On each Advance Date the Company shall pay the May Davis Group an amount equal to 3% of the advance. The Company hereby agrees that if such payment, as is described above, is not made by the Company on the Advance Date, such payment will be made at the direction of the Investor as outlined and mandated by Section 2.3 of this Agreement.

         Upon the execution of the Agreement the Company will issue warrants to purchase 250,000 shares of Common Stock to the Thompson Kernaghan and Company . On each Advance Date the Company shall pay the Thompson Kernaghan and Company an amount equal to 7 % of the advance. The Company hereby agrees that if such payment, as is described above, is not made by the Company on the Advance Date, such payment will be made at the direction of the Investor as outlined and mandated by Section 2.3 of this Agreement.

         Section 13.5 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, other than the Placement Agent. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 13.6 Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the Subscription Date, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                              COMPANY:

                                              JAGNOTES.COM INC.

                                              BY: /s/ Stephen Schoepfer
                                                  ------------------------------
                                              Name:   Stephen Schoepfer
                                              Title:  Chief Operating Officer


                                              INVESTOR:

                                              CALP II Limited Partnership

                                              BY: /s/ (illegible)
                                                  ------------------------------
                                              Name:
                                              Title:

                                  SCHEDULE 4.3

A.       OPTIONS^
         -------

         Option Holder                                             Options
         -------------                                             -------

         1.     Ralph Block                                        60,000
         2.     Tom Taulli                                         10,000
         3.     Dorsey, Wright & Associates, Inc.                  65,000
         4.     Mark Leibovit                                      30,000
         5.     L. Douglas Lee                                     10,000*
         6.     Dane Andreeff                                      20,000**
         7.     Douglas A. Kass                                    20,000**
         8.     Kate Bohner                                        40,000**
         9.     Steve Langan                                       30,000**
         10.    Canella Response Television, Inc.                  10,000***
         11.    Walter P. Altherr                                  50,000
         12.    Dan Dorfman                                       200,000
         13.    Michael J. Paulenoff                               20,000
         14.    Maria Fiorini Ramirez                             100,000
         15.    Phillip Recchia                                     7,500****
         16.    Jason Nisse                                        10,000
         17.    Seonaid Mackenzie                                  40,000
         18.    Andres Jugnarain                                   10,000
         19.    Casper Kennerdale                                  10,000
         20.    Rita Perry                                          5,000
         21.    Thor Erickson                                      12,500
         22.    Gerald Brant                                       12,500
         23.    James Canton                                      100,000
         24.    Peter Barnes                                       25,000
         25.    Jack Reilly                                        25,000
         26.    Pam Baker                                           3,000
         27.    Elena Landau                                      200,000
         28.    Susan Molinari                                     50,000
         29.    Albert Auer                                        80,500
         30.    Thomas A. Gallo                                    73,750
         31.    Martin Schacker                                    45,750
         32.    Strategic Growth International, Inc.              500,000*****
         33.    Vince Boening                                      60,000


^ Unless otherwise provided, all options are exercisable at $2.00 per share.

*        Plus 15,000 options in year 2 of his commentator agreement.
**       Number of shares per year.
***      Plus 1,000 shares per 1,000 infomercial subscription.
**** If the Company opts to extend the term of employment, Recchia will receive a second option to purchase 10,000 shares.
*****    These options are exercisable at $3.50 per share.

B.   WARRANTS
     --------

     Warrant Holder                                                     Warrants
     --------------                                                     --------

     1.     S.A.C. Capital Associates, LLC                               225,000
     2.     Stephen Gluck                                                  3,800
     3.     Circle T International, Ltd.                                  25,800
     4.     Circle T Partners L.P.                                        50,000
     5.     Greene Street Partners                                        41,670
     6.     Wlliam Monness                                                 2,050
     7.     Joseph P. DeMatteo                                             1,025
     8.     Joseph P. DeMatteo IRA                                         1,025
     9.     Robert F. Dall                                                 4,170
     10.    Stanley L. Cohen                                              66,670
     11.    ASC Capital Partners                                          41,670
     12.    Peter Zecca, Jr.                                                 380
     13.    Alexander A. Zecca                                               380
     14.    Brian and Vicki Warner                                         8,340
     15.    Neil Crespi                                                    8,340
     16.    Thomas Dering                                                  3,800
     17.    Warren R. Marcus                                               4,170
     18.    Lappin Capital Management L.P.                                 3,500
     19.    Apex Limited Partners L.P.                                    15,200
     20.    AIG Trading Group Inc. Deferred Compensation Plan Trust       33,340
     21.    Paul C. Orwicz                                                 2,000
     22.    Delaware Charter Guarantee & Trust TTE FBO
            Brett Fialkoff SEP IRA                                         2,200
     23.    David Ganek                                                    7,500
     24.    John M. Fenlin                                                 2,100
     25.    L. Gregory Rice                                                1,000
     26.    M.S. Farrell & Co., Inc.                                     750,000

Warrants issued in connection with the sale of $2,500,000 8% Convertible Debentures Due June 2003, including (i) warrants to purchase shares of common stock of the Company equal to 30% of the number of initial conversion shares,
(ii) 250,000 warrants issued to Thompson Kernaghan and Company, Ltd. as placement agent and (iii) 25,000 warrants issued to Butler Gonzalez LLP as attorneys to The May Davis Group.

C.       REGISTRATION RIGHTS
         -------------------

         1. Registration rights with respect to 2,468,520 shares of common stock already registered pursuant to the JagNotes.com Inc. ("JagNotes") Registration Statement on Form SB-2, effective January 5, 2000, and with respect to which there may be an obligation to continue registration.

         2. Registration rights with respect to 500,000 shares of common stock in favor of Strategic Growth International, Inc. ("SGI") pursuant to an Agreement, dated March 14, 2000, between JagNotes and SGI.

         3. Registration rights with respect to 750,000 warrants in favor of M.S. Farrell & Co., Inc. ("MSF") pursuant to a Consulting Agreement, dated March 15, 2000, between JagNotes and MSF.

         4. Registration rights of certain employees and commentators of JagNotes named in Part A of this Schedule 3(c) to have stock options and/or underlying shares of JagNotes registered on a Registration Statement on Form S-8, if available.

D.       DEBT SECURITIES
         ---------------

1.       $2.5 million 8% Convertible Debenture Due 2003.

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


CALP II Limited Partnership
c/o Thomson Kernaghan & Co. Limited,
365 Bay Street, Tenth Floor
Toronto, Ontario M5H 2V2, Canada
Attention: Ms. Michelle McKinnon
Tel: (416) 860-6121; Fax: (416) 860-6355.

                                    EXHIBIT B

                             FORM OF ADVANCE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                JAGNOTES.COM INC.
                                -----------------

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                   Number of Shares Issuable:
Date of Issuance:

         JagNotes.com Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Eastern Standard Time on the Expiration Date (as defined herein) _______________ (_________) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section l(b) below;

         Section 1.

         (a) Letter Agreement. This Warrant is one of the warrants (the "Warrants") issued pursuant to the terms of the Equity Credit Line Agreement between the Company and ____________- dated June 14, 2000.

         (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:


         (i) "Common Stock" means (i) the Company's common stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

         (ii) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options (as defined below) are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Warrants.

         (iii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

         (iv) "Expiration Date" means the date five (5) years from the date of the issuance of the Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

         (v) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         (vi) "Other Securities" means other Warrants.

         (vii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (viii) "Principal Market" means the Nasdaq Bulletin Board System, Nasdaq Small-Cap Market, or American Stock Exchange.

         (ix) "Securities Act" means the Securities Act of 1933, as amended.

         (x) "Warrant" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

         (xi) "Warrant Exercise Price" shall be equal to $_______, subject to adjustment as hereinafter provided.

         (b) Other Definitional Provisions.

                  (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                  (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         Section 2. Exercise of Warrant.

         (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Standard Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, or (B) by notifying the Company that it should subtract from the number of Warrant Shares Issuable to the holder upon such exercise an amount of Warrant Shares having a last reported sale price (as reported by Bloomberg) or fair market value on the date immediately preceding the date of the subscription notice equal to the Aggregate Exercise Price of the Warrant Shares for which this warrant is being exercised (a "Cashless Exercise"), and (iii) the surrender of this Warrant, to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction); provided that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) (A) above or notification to the Company of a Cashless exercise referred to in clause (ii) (B) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the Average Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within five (5) business days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or Average Market Price or arithmetic calculation of the Warrant Shares within five (5) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Average Market Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the

Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error and the Company shall be liable for the costs and expenses related to such determination or calculation.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open. Upon presentation of a duly executed Subscription Form in the Form of Exhibit A to this Warrant, the holder shall be entitled to exercise this Warrant in whole or in part, if the holder shall have previously exercised and surrendered this Warrant and the Company shall not have issued a new Warrant representing the number of shares issuable following such prior exercise.

         (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         (d) If the Company shall fail for any reason or for no reason to issue to holder on a timely basis as described under this Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such holder pay as additional damages in cash to such holder for each day such issuance is not timely effected an amount equal to .25% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled, and (B) the sum derived by subtracting (1) the Warrant exercise price then in effect, from (2) the average of the closing bid price of the Common Stock on the last possible date which the Company could have issued Common Stock, as the case may be, to the holder without violating this Section 2.

      (e) The Company shall not effect any exercise of any Warrant and no holder of any Warrant shall have the right to exercise any Warrant pursuant to Section 2 to the extent that after giving to such exercise such person (together with such Persons affiliates) (A) would beneficially owned in excess of 4.9% of the outstanding shares of Common Stock following such conversion and (B) would have acquired, through exercise of any Warrant or otherwise, in excess of 4.9% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such exercise date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates or acquired by a person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon
(i) exercise of the remaining, non exercisable Warrants beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to limitation on conversion or exercise analogous to the limit contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this section 2(e), beneficial ownership shall be calculated in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exercise Notice shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice (A) the holder will not beneficially own (as determined in accordance with this Section 2(e)) and (B) during the 60-day period ending on and including such exercise date, the holder will not have acquired, through exercise of any Warrant or otherwise, a number of shares of Common Stock in excess of 4.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, or more recent public release or other public notice by the Company setting forth the number of Shares of Common Stock outstanding, but after giving effect to exercise of any Warrant by such holder since the date as of which such numbers of outstanding shares of the Common Stock was reported.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

         (a) This Warrant is, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, or over-the-counter-bulletin board upon which shares of Common Stock are then listed or quoted (subject to official notice of the over-the-counter bulletin board of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or obtain quotation on each such national securities exchange, automated quotation system or over-the-counter bulletin board, as the case may be, and shall maintain such listing in quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange, automated quotation system or over-the-counter bulletin board.

         (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         (g) If at any time the Company proposes to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to the Holder's written notice of the Company's intention to file a registration statement and of the holder's rights under this section and, if within five (5) days after receipt of such notice, the holder hereof shall so request in writing, the Company shall include in such registration statement all or any part of the Common Stock underlying this Warrant the holder requests to be registered. If a registration pursuant this section is to be an underwritten public offering and the managing underwriters advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Company common stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration : (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities requested to be registered by the holder hereof and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

         Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

         Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

         In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents (and any assignor shall represent) that it is acquiring this Warrant and the Warrant Shares for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution hereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents (and any assignor shall represent), by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States Federal or state securities laws.

         Section 7. Ownership and Transfer.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permissible transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall subject to the conditions set forth in Section 6 above and Section 7(c) below.

         (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and neither the Company nor any other person is under any obligation to register the Series A Preferred Share Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth in Section 7(d) below.

         (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated as of June 12 , 2000, by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         Section 8. Adjustment of Warrant Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price shall be adjusted from time to time as follows:

         (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

         (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any re-capitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that, upon the consummation of such Organic Change, each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of the Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 8(b) will thereafter be applicable to the Warrants.

         (c) Notices.

                  (i) Immediately upon any adjustment of the Warrant Exercise Price pursuant to this Section 8, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                  (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

         Section 9. (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 11. Notice. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:  JagNotes.com Inc.
                            1415 Wyckoff Road 2nd Floor
                            Farmingdale, NJ  07727
                            Attention: Steve Schoepfer, Chief Operating Officer

                            Telephone: (732) 919-0078
                            Facsimile: (732) 919-7419

        With a copy to:     Morgan, Lewis and Bockius LLP
                            101 Park Avenue
                            New York, NY 10178
                            Attention: W. Preston Tollinger, Esq.
                                       Kenneth Regensburg, Esq.
                            Telephone: (212) 309-6000
                            Facsimile: (212) 309-6273

         If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         Section 12. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the Company or holder.

         Section 13. Date. The date of this Warrant is June 12 , 2000. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         Section 14. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omitted to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding, provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock obtainable upon exercise of any warrants with out the written consent of the holder of such warrant.

         Section 15. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of New York, without giving effect to any choice of law or conflict of law provision .

         This Warrant has been duly executed by the Company as of the date first set forth above.

                                    JAGNOTES.COM  INC.


                                    By:
                                       ---------------------------------
                                    Name:  Steve Schoepfer
                                    Title: Chief Operating Officer

[HOLDER]

By:   _________________________________
Name: _________________________________
Title:_________________________________
Address:_______________________________
_______________________________________
_______________________________________

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

      (Complete and sign only exercise of the Warrant in whole or in part.)

TO:      JagNotes.com Inc.

         The undersigned, the holder of the attached Warrant to which this Form of Subscription applies, hereby irrevocably elects to exercise the purchase rights represented by such warrant for and to purchase thereunder _______ shares of Common Stock, par value $0.00001 per share (the "Shares"), from JagNotes.com Inc., (or such other securities issuable pursuant to the terms of the Warrant) and either: (i) herewith makes payment of $_______ therefor in cash or by certified or official bank check or (ii) elects to make payment upon a cashless basis pursuant to Section 2 (a)(ii)(B) of the Warrant and hereby exercises ______ Warrants and the Average Market Price Per Share for purposes hereof is $_______. The undersigned hereby requests that the certificate(s) representing such securities be issued in the name(s) and delivered the address(es) as follows:

Name:
                        ---------------------------------------------
Address:
                        ---------------------------------------------
Social Security Number:
                        ---------------------------------------------
Deliver to:
                        ---------------------------------------------
Address:
                        ---------------------------------------------

         This the foregoing subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities issuable pursuant to the terms of the Warrant) to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining portion of the securities issuable upon exercise of such warrant (or other securities issuable pursuant to the terms of such warrant) in the name(s), and deliver the same to the address(es), as follow:

Name:
                        ---------------------------------------------
Address:
                        ---------------------------------------------

                        ---------------------------------------------
Dated:
                        ---------------------------------------------


-----------------------------       ---------------------------------
(Name of Holder)                    (Social Security or Taxpayer
Identification                      Number of Holder, if applicable)


----------------------------------
(Signature of Holder or Authorized
Signatory)

Signature Guaranteed:
                       -----------------------------------------

                                    EXHIBIT B

                              FORM OF WARRANT POWER

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ____________________________________________ Federal Identification No.______, a
warrant to purchase shares of the capital stock of JagNotes.com Inc., a Nevada corporation, represented by warrant certificate No._________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ____________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _______________________

                                    By: _________________________
                                    Its: ________________________